Exhibit 31.2

Certification of Principal Financial Officer Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a)
as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Hab Siam, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2020 of Altimeter Growth Corp. 2; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 8, 2021
/s/ Hab Siam
Hab Siam
General Counsel
(Principal Financial Officer and Principal Accounting Officer)